MAXIM SERIES FUND, INC.

MULTIPLE CLASS PLAN PURSUANT TO RULE 18f-3

AS AMENDED

WHEREAS, Maxim Series Fund, Inc., a Maryland corporation (the “Fund”), is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company and consists of various investment portfolios, including the Portfolios listed in Schedule A hereto, as may be amended from time to time (the “Portfolios”), and may offer additional portfolios in the future;

WHEREAS, each Portfolio is authorized to issue two classes of a series of capital stock: Initial Class shares and Class L shares;

WHEREAS, GWFS Equities, Inc. (the “Distributor”) serves as the principal underwriter for the Fund;

WHEREAS, the Fund has adopted a Distribution Plan pursuant to Rule 12b-1 under the 1940 Act under which each Portfolio may bear expenses of distribution of its Initial Class shares and Class L shares, including payments to and/or reimbursement of certain expenses incurred by the Distributor in connection with the distribution and servicing of such shares;

WHEREAS, Rule 18f-3 under the 1940 Act permits open-end management investment companies to issue multiple classes of voting stock representing interests in the same portfolio if, among other things, an investment company adopts a written plan setting forth the separate arrangement and expense allocation of each class and any related conversion features or exchange privileges; and

WHEREAS, the Board of Directors of the Fund, and a majority of the Directors who are not interested persons of the Fund (the “Independent Directors”), have determined that it is in the best interest of each class of shares of the Portfolios individually, and the Fund as a whole, to adopt this Multiple Class Plan (the “Plan”);

NOW, THEREFORE, the Fund adopts the Plan as follows:

1. Class Attributes. Each class of shares of a Portfolio will represent interests in the same portfolio of investments, and be identical in all respects to each other class of that Portfolio, except as set forth below. The only differences among the various classes of shares of the Portfolios will relate solely to:

(a) different distribution or service fee payments associated with any Rule 12b-1 plan for a particular class of shares and any other costs relating to implementing or amending such plan (including obtaining shareholder approval of such plan or any amendment thereto), which will be borne solely by shareholders of such class;

(b) different Class Expenses, as provided for in paragraph 4 hereof;

(c) different or separate voting rights, as provided for in paragraph 7 hereof; and

(d) such differences relating to (i) conversion features, (ii) exchange privileges; (iii) investment minimums and other conditions of eligibility, and (iv) class names or designations as may be set forth in the Fund's prospectus and statement of additional information, as the same may be amended or supplemented from time to time (the “Prospectus and SAI”);

2. Initial Class Shares. Initial Class shares are offered at their net asset value, without an initial sales charge or a contingent deferred sales charge.

3. Class L Shares. Class L shares are offered at their net asset value, without an initial sales charge or a contingent deferred sales charge, but will be subject to a fee imposed in accordance with Rule 12b-1 under the 1940 Act (“Rule 12b-1 fees”), a portion of which may include a service fee, as set forth in the Prospectus and SAI.

4. Allocations of Each Class. In addition to any distribution and/or service fees described in the Prospectus and SAI, the following expenses “Class Expenses” shall be allocated, to the extent practicable, on a class-by-class basis:

(a) printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses and proxy statements to current shareholders of a specific class;

(b) SEC registration fees incurred with respect to a specific class;

(c) state blue sky and foreign registration fees and expenses incurred with respect to a specific class;

(d) the expenses of administrative personnel and services required to support shareholders of a specific class;

(e) litigation and other legal expenses relating to a specific class;

(f) expenses relating to shareholder meetings, including Directors' fees or expenses incurred as a result of issues relating to a specific class of shares;

(g) accounting and consulting expenses relating to a specific class;

(h) any fees imposed pursuant to a non-Rule 12b-1 shareholder services plan that relate to a specific class;

(i) transfer agent fees and shareholder servicing expenses identified as being attributable to a specific class of shares; and

(j) any additional expenses, not including advisory or custodial fees or other expenses relating to the management of the Portfolio's assets, if such expense are actually incurred in a different amount by a class or related to the receipt of services by a class of a different kind or to a different degree than another class.

Any additional expenses not specifically identified above that are subsequently identified and determined to be properly applied to one class of shares of a Portfolio shall be so applied upon approval by a majority of the Fund’s Directors, including a majority of the Independent Directors.

Expenses that are attributable to a particular Portfolio, but not to a particular class thereof, and income, realized gains and losses, and unrealized appreciation and depreciation will be allocated to each class based on its net asset value relative to the net asset value of the Portfolio if the Portfolio does not pay daily dividends and if the Portfolio does pay daily dividends on the basis of the settled shares method (as described in Rule 18f-3(c)(iii).

5. Waivers and Reimbursements. Notwithstanding anything in the Plan to the contrary, a Fund’s investment adviser, principal underwriter or any other provider of services to the Portfolio may waive or reimburse the expenses of a specific class or classes to the extent permitted under Rule 18f-3 and pursuant to any applicable ruling, procedure or regulation of the Internal Revenue Service.

6. Dividends. Dividends paid by the Portfolios with respect to each class of its shares, to the extent any dividends are paid, will be calculated in the same manner, at the same time, on the same day, and will be in the same amount, except that any distribution/service fees and Class Expenses allocated to a class shall be borne exclusively by that class.

7. Voting Rights. Each class of shares governed by the Plan (i) shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement for shareholder services and/or the distribution of shares, and (ii) shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of the other class.

8. Periodic Review. The Board of Directors, including a majority of the Independent Directors, shall periodically review the Plan for its continued appropriateness. The Directors shall monitor for any material conflicts of interest among classes and take any actions reasonably necessary to eliminate them. The Fund’s investment adviser and the Distributor will be responsible for reporting any potential or existing conflicts among classes of shares of the Portfolios.

9. Amendments. The Board of Directors, including a majority of the Independent Directors, shall approve any material amendment of the Plan. Before any material amendment of the Plan, a majority of the Board of Directors, and a majority of the Independent Directors, shall find that the Plan as proposed to be amended, including the expense allocation is in the best interests of each class individually and the Fund as a whole. No shareholder vote shall be required to amend the Plan.

10. Votes on the Plan. Before any vote on the Plan, the Board of Directors shall request and evaluate, and any agreement relating to a class arrangement shall require the parties thereto to furnish, such information as may be reasonably necessary to evaluate the Plan.

Adopted as amended this 20th day of September 2011

Effective this 20thth day of September 2011

SCHEDULE A

PORTFOLIOS

Maxim International Index Portfolio – Initial and Class L Shares

Maxim S&P MidCap 400® Index Portfolio – Initial and Class L Shares

Maxim Short Duration Bond Portfolio – Initial and Class L Shares

Maxim U.S. Government Mortgage Securities Portfolio – Initial and Class L Shares

Maxim Federated Bond Portfolio – Initial and Class L Shares

Maxim Bond Index Portfolio – Initial and Class L Shares

Maxim Loomis Sayles Bond Portfolio – Initial and Class L Shares

Maxim Putnam High Yield Bond Portfolio – Initial and Class L Shares

Maxim Templeton Global Bond Portfolio – Initial and Class L Shares

Maxim Loomis Sayles Small-Cap Value Portfolio – Initial and Class L Shares

Maxim Small-Cap Value Portfolio – Initial and Class L Shares

Maxim Ariel Small-Cap Value Portfolio – Initial and Class L Shares

Maxim Index 600 Portfolio – Initial and Class L Shares

Maxim Small-Cap Growth Portfolio – Initial and Class L Shares

Maxim MidCap Value Portfolio – Initial and Class L Shares

Maxim Ariel MidCap Value Portfolio – Initial and Class L Shares

Maxim T. Rowe Price MidCap Growth Portfolio – Initial and Class L Shares

Maxim T. Rowe Price Equity/Income Portfolio – Initial and Class L Shares

Maxim Stock Index Portfolio – Initial and Class L Shares

Maxim S&P 500® Index Portfolio – Initial and Class L Shares

Maxim Janus Large Cap Growth Portfolio – Initial and Class L Shares

Maxim MFS International Value Portfolio – Initial and Class L Shares

Maxim Invesco ADR Portfolio – Initial and Class L Shares

Maxim MFS International Growth Portfolio – Initial and Class L Shares

Maxim Conservative Profile I Portfolio – Initial and Class L Shares

Maxim Moderately Conservative Profile I Portfolio – Initial and Class L Shares

Maxim Moderate Profile I Portfolio – Initial and Class L Shares

Maxim Moderately Aggressive Profile I Portfolio – Initial and Class L Shares

Maxim Aggressive Profile I Portfolio – Initial and Class L Shares

Maxim Conservative Profile II Portfolio – Initial and Class L Shares

Maxim Moderately Conservative Profile II Portfolio – Initial and Class L Shares

Maxim Moderate Profile II Portfolio – Initial and Class L Shares

Maxim Moderately Aggressive Profile II Portfolio – Initial and Class L Shares

Maxim Aggressive Profile II Portfolio – Initial and Class L Shares

Maxim Putnam Equity Income Portfolio – Initial and Class L Shares

Maxim American Century Growth Portfolio – Initial and Class L Shares

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